SECURITIES AND EXCHANGE COMMISSION

                                                        Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 30, 2000
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                              Southern Energy, Inc.
             (Exact name of registrant as specified in its charter)

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            Delaware                001-16107               58-2056305
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   (State or other jurisdiction (Commission File    (IRS Employer Identification
       of incorporation)             Number)                 No.)


          1155 Perimeter Center West Suite 100, Atlanta, Georgia 30338
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               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (678) 579-7000
                          -----------------------------


                                       N/A
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         (Former name or former address, if changed since last report.)





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Item 2. Acquisition or Disposition of Assets.

 On August 23, 2000, WPD Limited ("WPDL"), a company jointly owned by subsidiaries of Southern Energy, Inc. and PPL Corporation ("PPL"), made an offer to acquire all of the outstanding shares of Hyder plc ("Hyder") for a total purchase price for the ordinary shares of Hyder of approximately (pound)565 million (approximately $847 million), or 365 pence (approximately $5.47) per Hyder share, plus the assumption of approximately (pound)2.1 billion (approximately $3.2 billion) of gross debt as of March 31, 2000. Hyder owns and operates the electricity network in South Wales and the water distribution and wastewater treatment business for all of Wales. On September 15, 2000, WPDL committed unconditionally to purchase any shares of Hyder tendered by Hyder shareholders. As of September 30, 2000, WPDL had purchased from shareholders approximately 71% of the Hyder shares. On October 30, 2000, WPDL finalized the acquisition of Hyder by making payment for the additional shares needed to bring WPDL's ownership over 90%. Under UK company law, the acquisition of more than 90% of the outstanding shares allowed WPDL to acquire the remaining shares and on October 31, 2000, WPDL sent notification to the outstanding shareholders exercising this right.

With the completion of this acquisition and with the approval of lenders, Southern Energy, Inc. and a subsidiary of PPL, effective December 2000, will modify the voting rights of WPD Holdings ULC ("WPD Holdings") to 50% each so that each party will share operational and management control of WPD
Holdings,   which   indirectly  owns  100%  of  Western  Power Distribution
("WPD"). WPDL has replaced Hyder's board of directors with employees of WPD, Southern Energy, Inc. and PPL.

In September 2000 WPD Holdings, an indirect 49% owned subsidiary of Southern Energy, Inc., closed a (pound)210 million ($310 million) 364-day term loan facility (the "Facility") to finance part of the purchase price paid by WPDL for the Hyder shares. The Facility's initial margin is 90 basis points per annum above LIBOR, and once WPDL obtains a rating for its senior unsecured debt from Standard & Poor's and/or Moody's, the margin will be based on a ratings grid. The Facility's proceeds were loaned to WPDL at closing. Further, the shareholders of WPD Holdings made a subordinated loan to WPD Holdings of (pound)150 million ($222 million) which was loaned to WPDL, and the shareholders of WPDL made a (pound)140 million ($207 million) loan to WPDL, in each case to fund the Hyder share purchase. Both shareholder loans were made in proportion to the respective shareholders ownership interest. In addition, WPD has loaned WPDL (pound)85 million ($126 million) to fund the Hyder share purchase.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

         This Form 8-K includes forward-looking statements in addition to historical information. These statements involve known and unknown risks and relate to future events, Southern Energy, Inc.'s future financial performance or its projected business results. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. Forward-looking statements are only statements of intent, belief or expectations. Actual events or results may differ materially from any forward-looking statement as a result of various factors. These factors include: legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry; the extent and timing of the entry of additional competition in the markets of Southern Energy, Inc.'s subsidiaries and affiliates; Southern Energy, Inc.'s pursuit of potential business strategies, including acquisitions or dispositions of assets or internal restructuring; state, federal and other rate regulations in the United States and in foreign countries in which its subsidiaries and affiliates operate; changes in or application of environmental and other laws and regulations to which Southern Energy, Inc.


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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION (Continued)

and its subsidiaries and affiliates are subject; political, legal and economic conditions and developments in the United States and in foreign countries in which the Southern Energy, Inc.'s subsidiaries and affiliates operate; financial market conditions and the results of its financing efforts; changes in commodity prices and interest rates; weather and other natural phenomena; Southern Energy, Inc.'s performance of projects undertaken and the success of its efforts to invest in and develop new opportunities; and other factors. Although Southern Energy, Inc. believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, events, levels of activity, performance or achievements.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of the businesses acquired.

         The financial statements of Hyder plc will be provided in an amended 8-K filing on or before December 30, 2000.


(b)      Pro forma financial information.

         The pro forma financial information will be provided in an amended 8-K filing on or before December 30, 2000.









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                                    SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:     November 14, 2000            SOUTHERN ENERGY, INC.



                                      By /s/ James A. Ward
                                      ----------------------------------
                                          James A. Ward
                                          Senior Vice President, Finance
                                           And Accounting
                                         (Principal Accounting Officer)